EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual report of eRoomSystem Technologies, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David
S. Harkness, Chairman, President and Chief Executive Officer (Principal Executive Officer), and Derek K. Ellis, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David S. Harkness
--------------------- President, Chief Executive Officer and Chairman
David S. Harkness     (Principal Executive Officer)               March 31, 2003


/s/ Derek K. Ellis
------------------   Chief Financial Officer and Treasurer
Derek K. Ellis       (Principal Financial and Accounting Officer) March 31, 2003